                            SCHEDULE 14C INFORMATION
               Information Statement Pursuant to Section 14(c) of
                       the Securities Exchange Act of 1934


Check the appropriate box:

[ ]      Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]      Definitive Information Statement

                                CDbeat.com, Inc.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
        (1) Title of each class of securities to which transaction applies:
        (2)        Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        (4)        Proposed maximum aggregate value of transaction:
        (5)        Total fee paid:

[ ]     Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        (1)       Amount Previously Paid:
        (2)       Form, Schedule or Registration Statement No.:
        (3)       Filing Party:
        (4)       Date Filed:

                                CDBEAT.COM, INC.
                               29 WEST 57TH STREET
                                    9TH FLOOR
                            NEW YORK, NEW YORK 10019
                              ---------------------

                 INFORMATION STATEMENT TO STOCKHOLDERS PURSUANT
                     TO THE SECURITIES EXCHANGE ACT OF 1934
                              --------------------

              NO VOTE OR OTHER ACTION OF THE COMPANY'S STOCKHOLDERS
                 IS REQUIRED IN CONNECTION WITH THIS INFORMATION
                    STATEMENT. NO PROXIES ARE BEING SOLICITED
                      AND YOU ARE REQUESTED NOT TO SEND THE
                                COMPANY A PROXY.

                              ---------------------

         This Information Statement is being mailed on or about March 30, 2000, to the holders of record of shares of common stock, par value $0.001 per share (the "Common Stock"), of CDbeat.com, Inc., a Delaware corporation (the "Company" or "CDbeat"), pursuant to Section 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1. Shareholders representing 58.32% of the outstanding shares of the Company's Common Stock as of the date of this Information Statement have taken action to (i) increase the size of the Board of Directors to four members and elect three (3) new directors (each a "New Director") and one (1) nonvoting observer ("Observer") to the Board of Directors, and (ii) amend the Company's charter in order to (A) change the name of the Company from "CDbeat.com, Inc." to "Spinrocket.com, Inc.," (B) increase the number of shares the Company is authorized to issue from Twenty Million to Fifty Million, and (C) authorize the Company for a period of up to one year following the Effective Date (as defined below) to effect a reverse split of the issued and outstanding shares of the Common Stock, on up to a one-for-three basis. Subject to the satisfaction of certain legal requirements, all of the aforementioned corporate changes shall take effect on April 19, 2000 or such later date as may be required to accommodate comments (if any) received by the Securities and Exchange Commission (the "Effective Date").

         YOU ARE URGED TO READ THIS INFORMATION STATEMENT CAREFULLY. YOU ARE NOT, HOWEVER, REQUIRED TO TAKE ANY ACTION.

         This Information Statement provides certain information concerning the recent actions taken by the Company's Board of Directors. On the Effective Date, the New Directors will constitute a majority of the Board of Directors of the Company. Each of the New Directors has consented to act as a director of the Company. The information contained herein concerning the New Directors has been furnished by each New Director and the Observer. Any reference to or description of any agreements, plans and documents referred to herein is qualified in its entirety by reference to the full text thereof.

                                  CDBEAT.COM, INC.

                                  /s/ Robert Miller

                                  Robert Miller
                                  President


Date:  March 30, 2000

                                     ITEM 1

                         EXPANSION OF BOARD OF DIRECTORS

         Pursuant to that certain Contribution Agreement dated as of October 29, 1999 between Cakewalk LLC ("Cakewalk") and the Company (the "Original Agreement"), as amended by an Amendment Agreement, dated as of November 16, 1999, among the Company, Cakewalk, 32 Records LLC, a wholly owned subsidiary of the Company ("32 Records"), Atlantis Equities, Inc. ("Atlantis") and Dylan LLC ("Dylan"), an affiliate of Atlantis (the "Amendment Agreement," and together with the Original Agreement, the "Contribution Agreement"), Cakewalk contributed and assigned to 32 Records, and 32 Records acquired from Cakewalk, substantially all of the assets and liabilities relating to the business of Cakewalk in exchange for 8,307,785 shares of the Common Stock of the Company, which number of shares equaled approximately 46% of the then issued and outstanding Common Stock of the Company (after giving effect to the transactions consummated pursuant to the Contribution Agreement).

         In addition to the transactions described above, pursuant to the Contribution Agreement, a certain Stock Purchase Warrant held by Atlantis, dated as of September 23, 1999 (the "Atlantis Warrant"), was amended pursuant to a certain Warrant Amendment Agreement, dated as of November 16, 1999, by and between the Company, Atlantis and Dylan (the "Warrant Amendment Agreement"). The Atlantis Warrant gave Atlantis the right to purchase eighty (80%) percent of the issued and outstanding Common Stock of the Company and options to purchase 762,064 shares of the Company's Common Stock. Pursuant to the Warrant Amendment Agreement, the Atlantis Warrant was split into two warrants, one of which was assigned to Dylan (the "Dylan Warrant"), and the other of which was retained by Atlantis (the "Revised Atlantis Warrant"). Concurrently with the closing under the Contribution Agreement, (i) Dylan exercised the Dylan Warrant and paid the Company $900,000 for 7,037,183 shares of Common Stock issuable upon exercise of such warrant (the "Dylan Stock"), and (ii) Atlantis exercised the Revised Atlantis Warrant and paid the Company $100,000 for 781,909 shares of Company Stock issuable upon exercise of the Revised Atlantis Warrant (the "Atlantis Stock") and received 762,064 options from the Company which are exercisable at $2.50 each until December 31, 2000 (the "Options"). Together, the Dylan Stock and the Atlantis Stock equaled approximately 43% of the then issued and outstanding Common Stock of the Company (after giving effect to the transactions consummated pursuant to the Contribution Agreement). In light of the transfer of approximately 89% of the issued and outstanding Common Stock of the Company, collectively, to Cakewalk, Dylan and Atlantis pursuant to the transactions consummated pursuant to the Contribution Agreement (collectively, the "Transaction"), a change in control in the Company occurred.

         A description of the Contribution Agreement is contained in the Company's Current Report on Form 8-K, which was filed with the Securities and Exchange Commission (the "Commission") on December 1, 1999. A copy of the Contribution Agreement was filed with the Commission as an exhibit to such Form 8-K. The reports, proxy statements and other information filed by the Company, including the Form 8-K filed with the Commission on December 1, 1999 and the 8-K/A filed with the Commission on January 31, 2000, can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, Room 1024, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained by mail from the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. You may obtain information on the operation of the Public

Reference Room by calling the Commission at 1-(800) SEC-0330. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically. The address of such site is http://www.sec.gov .


CERTAIN INFORMATION CONCERNING CAKEWALK AND THE NEW DIRECTORS

         Following the expansion of the Board, the Board will consist of four members, a majority of whom will consist of the New Directors, plus the Observer. None of the New Directors is currently an officer or director of or holds any position with the Company. To the best knowledge of the Company, except for Robert Ellin1, none of the New Directors beneficially owns any shares or has been involved in any transactions with the Company or any of its directors, officers, or affiliates which is required to be disclosed pursuant to the rules and regulations of the Commission2. For a discussion of Robert Ellin's relationship to the Company, see "Certain Relationships and Related Transactions".

         Other than the transactions between the Company and Atlantis (of which Mr. Ellin and his wife, Nancy Ellin, are both principals) and Dylan (of which Mrs. Ellin is a principal) and the Engagement Letter (as defined herein) between Atlantis and the Company, there have not been any transactions since the beginning of the Company's last fiscal year and, other than the Transaction, there is not any currently proposed transaction to which the Company or any of its subsidiaries was or is a party, in which Cakewalk, or any of its directors or officers, the New Directors or any associate or immediate family member of any of the foregoing persons had or will have a direct or indirect material interest. Other than as contemplated by the Contribution Agreement, pursuant to which the Company has agreed to expand the Board of Directors and facilitate the election of the New Directors to the Board of Directors, none of Cakewalk or any of its former Supervisory Board members or officers, the New Directors or any associate of any of the foregoing persons has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

NEW DIRECTORS

         Set forth below are the name, business address, age, present principal occupation or employment and five-year employment history of each of the New Directors and the independent observer.



--------
1 As a result of the Transaction, Robert Ellin, a principal of Atlantis, and Nancy Ellin, a principal of Atlantis and Dylan and the wife of Robert Ellin, are the beneficial owners of 8,581,156 shares of the Company's Common Stock.
2 Ivan Berkowitz, a New Director has subscribed to purchase 195,313 shares of the Company's Series D Preferred Stock (which, under certain circumstances, is automatically convertible into Common Stock) as part of the Company's Private Placement (as described herein).

                                                                    PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
NAME AND BUSINESS ADDRESS                          AGE                   AND FIVE-YEAR EMPLOYMENT HISTORY
-------------------------                          ---                   --------------------------------
Robert Ellin                                       34       Mr. Ellin has, for in excess of five years, been a
750 Lexington Avenue, 23rd Floor                            principal of Atlantis Equities, Inc. and Trinad
New York, NY 10022                                          Partners.  Atlantis is a private merchant banking and
                                                            advisory firm specializing in equity and debt finance,
                                                            that primarily assists emerging growth companies under
                                                            $100 million in sales.  Through Atlantis, Mr. Ellin has
                                                            spearheaded merger and acquisition and business
                                                            development projects for private and public companies
                                                            such as THQ, Inc. (OTC:THQI), Grand Toys (OTC:GRIN), and
                                                            Forward Industries, Inc. (OTC:FORD).  Trinad is a
                                                            leveraged buyout (LBO) firm which bought and recently
                                                            sold S&S Industries, Inc., the largest manufacturer of
                                                            apparel-related underwire.


Ivan Berkowitz                                     54       Since 1989, Mr. Berkowitz has been the President of Great
1790 Broadway                                               Court Holdings Corporation and, since 1993, he has served
Suite 1500                                                  as the Managing General Partner of Steib & Company. From
New York, New York 10023                                    1995 to 1997, Mr. Berkowitz served as the Chief Executive
                                                            Officer of PolyVision Corporation , where he continues to
                                                            serve as a board member.  Mr. Berkowitz is also a member
                                                            of the Board of Directors of the following public
                                                            companies: Migdalei Shekel (Tel Aviv), Propierre (Paris),
                                                            HMG WorldWide and IAT Resources.  Mr. Berkowitz is also
                                                            the Chairman of the Advisory Board of THCG Inc.




David Goddard                                      44       Senior Managing Director in the Equity Capital Markets
c/o Bear Stearns & Co., Inc.                                Department of Bear Stearns & Co., Inc., an international
245 Park Avenue                                             investment banking firm.  Mr. Goddard has been with Bear
New York, NY 10167                                          Stearns since November 1998.  From 1996 to 1998, Mr.
                                                            Goddard served as a Managing Director - Associate
                                                            Director Private Capital Group at BancBoston Robertson
                                                            Stephens, Inc.   Prior to that, Mr. Goddard was Managing
                                                            Director - Private Placement Group at Chase Securities,
                                                            Inc. from 1994-1996.


                                       4

Thomas Cyrana (Observer)                           51       Managing Director of Rascoff/Zysblat Organization
110 West 57th Street                                        ("RZO"), a division of American Express Tax and Business
New York, NY 10019                                          Services.  Mr. Cyrana has been with RZO since 1995.  Mr.
                                                            Cyrana also serves as a principal of the managing member
                                                            of Entertainment Finance International LLC, a venture
                                                            with The Structured Finance High Yield Fund, LLC, which is managed by Prudential Investments.




         The Company has agreed to grant Ivan Berkowitz an option to purchase all or any part of 100,000 shares of the Company's Common Stock at an exercise price equal to the market price at the time of grant, of which 50,000 shares shall become exercisable on the Effective Date, 25,000 will be exercisable on the first anniversary of the Effective Date, and 25,000 will be exercisable on the second anniversary of the Effective Date. Mr. Berkowitz's options will terminate on April 17, 2005. Other than the stock options described above, no compensation or other arrangements have been entered into between the Company and the New Directors. See "Certain Information Concerning the Company--Director Compensation."


CERTAIN INFORMATION CONCERNING THE COMPANY


GENERAL

         The Company was incorporated in the State of Delaware on May 8, 1998 under the name "SMD Group, Inc." Its executive offices are located at 29 West 57th Street, 9th Floor, New York, New York 10019, and its telephone number is
(212) 583-0300.

         The Common Stock is the only class of voting securities of the Company currently outstanding. Each share of Common Stock is entitled to one vote. As of the date of this Information Statement, there were 18,081,650 shares of Common Stock outstanding and entitled to vote.

         Directors of the Company are elected annually at the annual meeting of stockholders. Their respective terms of office continue until their successors have been duly elected and qualified in accordance with the Company's By-laws. There are no family relationships among any of the directors or executive officers of the Company.

         The By-laws of the Company provide that the Board of Directors of the Company shall consist of not less than one nor more than nine members, with the exact number of directors within such minimum and maximum to be determined by the Board of Directors. The Board of Directors currently consists of one member.

RESIGNATION OF JOEL ARBERMAN

         Joel Arberman, formerly the Internet Officer and a director of the Company has resigned from these positions. The Company intends to hire a new chief technology officer.

CURRENT DIRECTOR OF THE COMPANY

         The person named below is the sole member of the Company's Board of Directors at this time. The following table sets forth the age, principal occupation and business experience of the sole director, and the period during which he has served as a director of the Company.

NAME AND POSITION, IF ANY,                                        PRINCIPAL BUSINESS OPERATIONS DURING PAST FIVE YEARS AND
    WITH THE COMPANY                                AGE                             OTHER DIRECTORSHIPS
-------------------------                         -------         --------------------------------------------------------
Robert Miller                                        48     Mr.  Miller has been a director of the Company  since  November,  1999.
President and Chief                                         From 1995 to 1999,  Mr.  Miller was the  President  and CEO of Cakewalk
Executive Officer                                           Productions,  Inc.  From 1995 to 1998,  Mr.  Miller  was of  counsel to
                                                            Rosenman & Colin LLP. From its inception in 1996 until acquired by the Company in 1999, Mr. Miller was President and CEO of Cakewalk
                                                            LLC, now 32 Records LLC. Since 1999, Mr. Miller has been of counsel to
                                                            Baer Marks & Upham LLP and has served as a consultant to Shenkman
                                                            Capital Management, Inc. Since 1999, Mr. Miller has served as the
                                                            Chairman of  Crown Books Corporation.


The business affairs of the Company are managed under the direction of the Board of Directors. During the fiscal year ended December 31, 1999, the Board of Directors held six meetings and acted by unanimous written consent three times. Each director attended all of the Board meetings held during 1999.


BOARD COMMITTEES

         The Audit Committee of the Board will be comprised of Ivan Berkowitz, David Goddard and Robert Ellin. The Company does not currently have compensation or nominating committees. Nominations to the Board of Directors are made by the entire Board.


DIRECTOR COMPENSATION

         Other than the stock options granted to Ivan Berkowitz, Directors of the Company receive no compensation for serving on the Board of Directors. It is anticipated that a compensation program will be adopted for all independent directors.

ADVISORY BOARD

         The Company has formed an Advisory Board to the Board of Directors and has appointed two persons to such Advisory Board, Elliot Goldman and Joshua Grode.

         Mr. Goldman is President of a consulting firm specializing in the music industry. Mr. Goldman's career in the music business spans three decades and encompasses executive posts at Bertelsmann Music Group (BMG Music), Warner Communications, Inc., CBS Records and Arista Records. At BMG Music, Mr. Goldman was President and CEO of worldwide music operations for RCA Records, Arista Records, RCA Red Seal and the RCA Record Club. Before that he was a Senior Vice President of Warner Communications (now Time Warner), with responsibility for Warner's recorded music and music publishing activities. From its founding, Mr. Goldman was Executive Vice President and General Manager of Arista Records, with responsibility for all business activities. Mr. Goldman began his music industry career at CBS Records (now Sony Music), where he rose to Administrative Vice President with responsibility for the domestic record group's business affairs and music publishing operations.

         Mr. Grode is the President and Chief Operating Officer of Digital Boardwalk, a leading Web design firm, and a Co-Manager of Digital Boardwalk, LLC. Digital Boardwalk had previously provided consulting services to the Company; these services have now been terminated. Prior to Joining Digital Boardwalk, Mr. Grode was most recently President and co-founder of J-Squared, an interactive strategy, development and investment company. Previously, Mr. Grode was Senior Vice-President and group manager of Siegel & Gale, a communications, business and brand consultancy division of the advertising agency Saatchi & Saatchi. At Siegel & Gale, he was responsible for overseeing the expansion of the Internet business and completed a number of projects for major corporations including: the development of a digital television navigation interface for German telephone company Deutsche Telecom and the design and implementation of a commerce-based website for Kodak's Picture Network involving the animated television series The Simpsons. Prior thereto, Mr. Grode practiced entertainment and corporate law with Christensen, Miller, Fink, Jacobs & Glaser and later with the entertainment law firm of Bloom, Dekom & Hergott. Mr. Grode received his degree from UCLA, where he graduated with honors.

         All members of the Advisory Board will receive options to purchase Common Stock of the Company.


CURRENT EXECUTIVE OFFICERS OF THE COMPANY

         In addition to Mr. Miller, the person named below is currently the only additional executive officer of the Company. For information concerning Mr. Miller, see "Current Directors of the Company."

                                                            BUSINESS EXPERIENCE DURING PAST FIVE
NAME AND POSITION WITH THE COMPANY           AGE                YEARS AND OTHER DIRECTORSHIPS
----------------------------------           ---            ------------------------------------
Alan L. Schaffer                              57            Mr. Schaffer has been employed by the Company since
Chief Financial                                             November, 1999. Mr. Schaffer was employed Ampal-American
                                                            Israel Corp., a by Officer publicly traded investment holding company from 1983 to 1998, including eight years as Vice
                                                            President-Finance.


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who beneficially own more than 10% of the Company's Common Stock (collectively, the "Reporting Persons") to file with the Commission (and, if such security is listed on a national securities exchange, with such exchange), various reports as to ownership of such Common Stock. Such Reporting Persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of copies of Section 16(a) reports and representations received by the Company from Reporting Persons, and without conducting any independent investigation of its own, the Company believes that no Reporting Person failed to timely file Forms 3, 4 and 5 with the Commission during the fiscal year ended December 31, 1999.


EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following summary compensation table sets forth the aggregate compensation paid to or earned by the President and Chief Executive Officer of the Company and the most highly compensated executive officers of the Company (other than the President and Chief Executive Officer) whose total annual salaries and bonuses exceeded $100,000 for the year ended December 31, 1999 (the "Named Executive Officers").

                                                                                          LONG-TERM
                                                         ANNUAL                         COMPENSATION
                                                      COMPENSATION                         AWARDS
                                        ------------------------------------------        SECURITIES
                                        FISCAL                                            UNDERLYING           ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR         SALARY($)(1)       BONUS ($)       OPTIONS/SARS         COMPENSATION $
---------------------------              ----         ------------       ---------       ------------         --------------
Robert Miller (2)
   President and Chief Executive
   Officer                               1999              34,615             --               --                       --
Alan L. Schaffer (3)
   Chief Financial Officer               1999              14,019             --               --                       --

---------------------------
(1) No Executive Officer earned in excess of $100,000 during fiscal year 1999. The amounts set forth above represent the prorated amount of each executive's annual compensation for fiscal year 1999.

(2) Mr. Miller was appointed President and Chief Executive Officer of the Company in November 1999. He was and is currently being paid an annual salary of $200,000, subject to such increases or bonuses as the Board of Directors shall authorize. See "Executive Compensation -- Employment Agreements."

(3) Mr. Schaffer was appointed Chief Financial Officer of the Company in November 1999. He was and is currently being paid an annual salary of $135,000 plus a minimum annual bonus of $10,000. See "Executive Compensation -- Employment Agreements."

OPTION/SAR GRANTS IN FISCAL YEAR

                              NUMBER OF            % OF TOTAL
                              SECURITIES          OPTIONS/SARs
                              UNDERLYING           GRANTED TO
                             OPTIONS/SARs         EMPLOYEES IN            EXERCISE OR BASE
        NAME                  GRANTED (#)          FISCAL YEAR             PRICE PER SHARE        EXPIRATION DATE
------------------------ ---------------------- ---------------------- ----------------------- ----------------------
Robert Miller
President and Chief            1,955,750               88.67%                   (1)                     (1)
Executive Officer

Alan L. Schaffer
Chief Financial Officer          250,000               11.33%                   (2)                     (2)


(1) Pursuant to his employment agreement with the Company, the Company has granted to Mr. Miller an option to purchase all or any part of an aggregate of 1,955,750 shares of the Company's Common Stock (the "OPTION Shares"), at the following exercise prices: 50% of the Option Shares at $1.30 per share, 25% at $1.50 per share; and 25% at $1.70 per share. Such Option Shares vest as follows:
(a) 651,957 Option Shares on November 16, 1999; (b) the second one-third (1/3) of the Option Shares on November 16, 2000; and (c) the remaining one-third (1/3) of the Option Shares on November 16, 2001. All unvested shares shall vest automatically under certain circumstances. Mr. Miller's option shall terminate upon the later to occur of (a) the expiration of the term of Mr. Miller's employment agreement with the Company, or (b) November 16, 2004.

(2) Pursuant to his memorandum agreement with the Company, the Company has granted Mr. Schaffer an option to purchase all or any part of an aggregate of 250,000 shares of the Company's Common Stock at an exercise price per share equal to $1.28 per share, of which 83,333 shares are immediately exercisable, one-third will be exercisable after one year of service and the final one-third will be exercisable after two years of service. Mr. Schaffer's options will terminate upon the later to occur of (a) the expiration of the term of Mr. Schaffer's employment agreement with the Company, or (b) November 16, 2004.


AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

         There were no exercises of options to the Named Executive Officers during the fiscal year ended December 31, 1999.

EMPLOYMENT AGREEMENTS

         The Company has entered into an employment contract with Robert Miller for an initial term of three years (the "INITIAL TERM"). The Initial Term shall automatically be extended by one additional year at the end of the Initial Term and each subsequent anniversary thereafter (each, a "RENEWAL DATE"), unless, at least one hundred twenty (120) days prior to any such renewal date either Mr. Miller or the Company shall deliver written notice to the other that the term will not be further extended. Pursuant to the Employment Agreement, Mr. Miller serves as President, Chief Executive Officer and as a Director of the Company at an initial annual salary of $200,000, subject to such increases or bonuses as the Board of Directors of the Company shall authorize. The Company also granted to Mr. Miller an option (the "Option") to purchase all or any part of an aggregate of 1,955,750 shares of the Common Stock of the Company (the "OPTION SHARES"), at the following exercise prices: 50% of the Option Shares at $1.30 per share, 25% at $1.50 per share; and 25% at $1.70 per share, such Option Shares to vest as follows: (a) up to one-third (1/3) of the Option Shares on November 16, 1999; (b) the second one-third (1/3) of the Option Shares on November 16, 2000; and (c) the remaining one-third (1/3) of the Option Shares on

November 16, 2001. All unvested shares shall vest automatically under certain circumstances. The Option shall terminate upon the later to occur of (a) the expiration of the term of Miller's employment agreement with the Company, or (b) five years from the original date of grant of the Option.

         The Company has entered into a memorandum agreement with Alan Schaffer pursuant to which Mr. Schaffer will, for an initial term of three years, serve as the Company's Chief Financial Officer at an initial annual salary of $135,000 plus a minimum annual bonus of $10,000. Mr. Schaffer will also receive an option to acquire 250,000 shares of the Company's Common Stock at an exercise price per share equal to $1.28 per share, of which one-third of such shares will be immediately exercisable, one-third will be exercisable after one year of service and the final one-third will be exercisable after two years of service.


1998 STOCK INCENTIVE PLAN

         The Company's 1998 stock incentive plan (the "STOCK INCENTIVE PLAN") was originally adopted by the Board of Directors and approved by the stockholders on October 15, 1998. The Stock Incentive Plan provides for the grant of stock options for up to a total of 1,000,000 shares of the Company's Common Stock to the Company's employees, officers, directors, consultants and advisors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


VOTING AGREEMENT


         Pursuant to a Voting Agreement, dated as of November 16, 1999, between Dylan and Robert Miller, in the event that the Board of Directors of the Company is expanded to seven members, Dylan shall have the right to designate two representatives out of seven to the Board of Directors of the Company. Dylan has also agreed to vote all shares of the Common Stock of the Company owned by it in favor of the election to the Board of Directors of the Company of Miller or any designee of Miller, while Miller has agreed to vote all of the shares of the Common Stock of the Company owned by him in favor of the election to the Board of Directors of the Company of the Dylan designees. Robert Ellin, a principal of Dylan, shall serve as one of up to two Dylan designees to the Board and, upon his appointment, Mr. Ellin shall become the Chairman of the Company. Dylan still retains the right to designate one more representative to the Board of Directors.


CONSULTING AGREEMENT


         The Company has retained the services of Atlantis Equities, Inc. ("ATLANTIS"), a private merchant banking and advisory firm that primarily assists emerging growth companies, to act as its financial advisor pursuant to an Engagement Letter dated October 29, 1999 (the "ENGAGEMENT LETTER"). Robert Ellin, who will become the Chairman of the Company upon the expansion of the Board of Directors, is a principal of Atlantis. In consideration for the services to be provided by Atlantis under the Engagement Letter, Atlantis is paid a monthly fee of $12,500 (plus reimbursement of reasonable and actual out-of-pocket expenses). The term of the Engagement Letter is three years, and shall automatically renew for successive one year terms (subject to the right of any party to terminate the engagement upon 90 days' written notice before the end of any such term). The Company has issued a warrant to Atlantis that allows Atlantis to acquire up to 762,064 shares of the Company's Common Stock at an exercise price of $2.50 per share which expires on December 31, 2000. Dylan LLC, an affiliate of Atlantis ("DYLAN"), is the beneficial owner of 7,037,183 shares of the Company's Common Stock. In addition, in accordance with the terms of a Voting Agreement dated as of November 16, 1999 between Robert Miller and Dylan, Dylan has the right to designate two representatives to the Board of Directors of the Company. Dylan has designated Robert Ellin to be one of its representatives to the Board of Directors, but has not yet indicated who its other designee shall be. Dylan and Mr. Miller have also agreed to vote all shares owned by them in favor of the election of the other party's designees to the Board of Directors.

PRINCIPAL STOCKHOLDERS

              The following table sets forth certain information regarding the beneficial ownership of the Company's common stock by: (i) each person known by the Company to own beneficially more than 5% of the Company's common stock; (ii) the Company's Chief Executive Officer and the other executive officer of the Company whose salary and bonus for the fiscal year ended December 31, 1999 exceeded $100,000, and (iii) all officers and directors of the Company as a group (including the New Directors). The percentage ownership in the following table is based on 18,081,650 shares of common stock outstanding as of the date of this Information Statement.

                               NUMBER OF SHARES             PERCENTAGE OF SHARES
     STOCKHOLDER(1)          BENEFICIALLY OWNED(2)           BENEFICIALLY OWNED
     --------------          ---------------------           ------------------
Atlantis Equities, Inc./Dylan
LLC(3)                               8,581,156                        45.54%
Lazard Group(4)                      3,751,538                        20.75%
BankBoston Ventures                  2,134,499                        11.80%
Robert Miller(5)                     2,206,648                        11.78%
Entertainment Finance
International, LLC(6)                1,466,080                         7.50%
Joel Arberman                        1,172,550                         6.48%
All directors and executive
officers as a group (5 persons)(7)  10,921,137                        55.64%

------------------------------
(1) Except as indicated in these notes and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2) Calculated pursuant to Rule 13d-3(d) of the Exchange Act. As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (i) the power to vote, or direct the voting of, such security or (ii) investing power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days of the date shown above.

(3) Includes 762,064 shares issuable upon exercise of options granted to Atlantis Equities, Inc. having an exercise price of $2.50 per share and expiring on December 31, 2000.

(4) Consists of a total of 3,751,358 shares issued to certain employees of Lazard Freres & Co., Inc. upon the dissolution of Cakewalk LLC. The individual employees who received shares are not deemed to be a group pursuant to Section 13 (d)(3) of the Exchange Act.

(5) Includes 651,917 immediately exercisable options that have been granted to Mr. Miller pursuant to his employment agreement with the Company, but does not include 1,303,833 options that have been granted to Mr. Miller pursuant to his employment agreement with the Company that are not yet exercisable.

(6) Consists of warrants issued to Entertainment Finance Ltd., a lender to Cakewalk BRE LLC, an indirect wholly owned subsidiary of the Company, having an exercise price of $.01 per share and expiring on June 29, 2004.

PRIVATE PLACEMENT

         As of the date of this Information Statement, the Company is seeking to raise a minimum of $3,000,000 and a maximum of $9,000,000 (with an overallotment option of $1,000,000) through the private placement of the Company's Series D Convertible Preferred Stock (the "Series D Preferred Stock") at a price of $1.28 per share (the "Private Placement"). As soon as the Company has authorized additional shares of Common Stock, the Series D Preferred Stock will be automatically converted into shares of Common Stock at a ratio of 1 share of Series D Preferred Stock for one share of Common Stock. The Company has also granted to each investor in the Private Placement a warrant to purchase one share of Common Stock for each share of Preferred Stock purchased, at an exercise price of $5.00 per share. Such warrant shall be exercisable in whole or in part, at the option of the holder, at any time for up to two years from the closing under the Private Placement. The Company has engaged a Placement Agent to assist in these efforts and anticipates that a closing will occur on or before April 30, 2000. Although it has engaged a Placement Agent, there can be no assurance that the Private Placement will be successfully completed.

                                     ITEM 2

      AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION, AS AMENDED,
              TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF STOCK


GENERAL

         The Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), authorizes the issuance of 20,000,000 shares of Common Stock, par value $.001 per share, and 10,000,000 shares of Preferred Stock, par value $.001 per share. The Board of Directors of the Company and stockholders representing 58.32% of the issued and outstanding shares of the Common Stock of the Company as of the date of this Information Statement have approved an amendment to the Certificate of Incorporation to increase the authorized number of shares of Common Stock from 20,000,000 to 40,000,000 shares. The authorized number of shares of Preferred Stock shall remain 10,000,000 shares. The amendment will not take effect until it is filed in the State of Delaware, which will not occur prior to the Effective Date.

PURPOSE AND EFFECT OF THE AMENDMENT

         The general purpose and effect of the amendment to the Company's Certificate of Incorporation will be to authorize 20,000,000 additional shares of Common Stock. The Board of Directors believes it is prudent to have the additional shares of Common Stock and Preferred Stock available for proper general corporate purposes approved by the Board of Directors, including payment of stock dividends, stock splits or other recapitalizations, acquisitions, equity financings, and grants of stock options as well


--------------------------------------------------------------------------------
(7) Includes (i) 651,917 immediately exercisable options that have been granted to Mr. Miller pursuant to his employment agreement with the Company, but does not include 1,303,833 options that have been granted to Mr. Miller pursuant to his employment agreement with the Company that are not yet exercisable, (ii) 83,333 immediately exercisable options that have been granted to Mr. Schaffer pursuant to his employment agreement with the Company, but does not include 166,667 options that have been granted to Mr. Schaffer pursuant to his employment agreement with the Company that are not yet exercisable, and (iii) 50,000 options that the Company has agreed to grant to Mr. Berkowitz that become immediately exercisable upon the Effective Date, but does not include 50,000 options that the Company has agreed to grant to Mr. Berkowitz that are not immediately exercisable.

as to provide for a sufficient number of authorized shares of Common Stock upon the conversion of the Series D Preferred Stock to be issued pursuant to the Private Placement.

         The increase in the authorized number of shares of Common Stock could have an anti-takeover effect, although that is not its intention. If the Company's Board of Directors desired to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this amendment is not being effectuated with the intent that it be utilized as a type of anti-takeover device.




                                     ITEM 3

                                  REVERSE SPLIT

GENERAL

         The Board of Directors of the Company and stockholders representing 58.32% of the issued and outstanding shares of the Common Stock of the Company as of the date of this Information Statement have approved an amendment to the Certificate of Incorporation to authorize the Company, for a period of up to one year following the Effective Date, to effect a reverse split (the "Reverse Split") that will cause all issued and outstanding Common Stock to be split, on a reverse basis, up to one-for-three. The Reverse Split, as and when it is approved, will not effect the number of authorized shares of the Company's Common Stock. Any such Reverse Split will effectively increase the number of available authorized shares of Common Stock. As described below, the primary objective of the Board of Directors if it were to effect a Reverse Split would be to increase the per share market price of the Common Stock.

         The Board of Directors believes that a Reverse Split can provide flexibility for the Company in meeting its possible needs by enabling the Board to raise additional capital through the issuance of Common Stock or securities convertible into or exercisable for Common Stock, to make additional stock awards under the Company's employee benefit plans and/or to employ Common Stock as a form of consideration for acquisitions. Other than in connection with the Company's employee benefit plan, the Company does not presently intend to issue any additional shares for any specific purpose.


EFFECTS OF REVERSE SPLIT

         GENERAL EFFECTS. The principal effect of a Reverse Split would be to decrease the number of outstanding shares of Common Stock. As of the date of this Information Statement, the Company has not yet determined to effect a Reverse Split. However, assuming a Reverse Split on a one-for-three basis, the 18,081,650 shares of Common Stock issued and outstanding as of the date of this Information Statement would, together with 4,917,625 shares of Common Stock upon and assuming the exercise of all outstanding warrants and options, be converted into approximately 7,666,425 shares of Common Stock. Because the number of shares of Common Stock authorized for issuance by the Certificate of Incorporation, as amended, following a one-for-three Reverse Split would remain at 40,000,000 shares, such a Reverse Split would result in approximately 15,332,850 additional (or post-split) shares of

Common Stock available for issuance by the Company ("New Shares"). In lieu of issuing any fractional shares as a result of a Reverse Split, the Company will round the number of shares each shareholder is entitled to receive as a result of the Reverse Split to the nearest whole number of shares.

         EFFECT ON MARKET FOR COMMON STOCK. On March 16, 2000, the last reported closing price of the Common Stock on the OTC Bulletin Board was $3.06 per share. By decreasing the number of shares of Common Stock otherwise outstanding without altering the aggregate economic interest in the Company represented by such shares, the Board of Directors believes that the trading price for the Common Stock will be increased.

         EFFECT ON THE COMPANY'S DERIVATIVE AND CONVERTIBLE SECURITIES. The total number of shares of Common Stock issuable upon the exercise of options and warrants to acquire such shares, and the exercise price thereof shall be proportionally adjusted to reflect any Reverse Split.

         CHANGES IN STOCKHOLDERS' EQUITY. As an additional result of a Reverse Split, the Company's stated capital, which consists of the par value per share of the Common Stock and Preferred Stock multiplied, respectively, by the number of shares outstanding, would be reduced. Although the par value of the Common Stock will remain at $.001 per share following a Reverse Split, stated capital will be decreased because the number of shares outstanding will be reduced. Correspondingly, the Company's additional paid-in capital, which consists of the difference between the Company's stated capital and the aggregate amount paid to the Company upon the issuance by the Company of all then outstanding shares of Common Stock and Preferred Stock, would be increased.



                                     ITEM 4

                          CHANGE OF THE COMPANY'S NAME

         The Board of Directors of the Company and stockholders representing 58.32% of the issued and outstanding shares of the Common Stock of the Company as of the date of this Information Statement have approved an amendment to the Certificate of Incorporation that will effect a change in the Company's name. The new name of the Company will be SPINROCKET.COM, INC. The Company believes that while the Company's technology is still applicable to the music business, it also has applications beyond the music business, including such industries as gaming, education and health care, and that the new name more accurately reflects the expanded scope of the Company's business.





                                       14